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Exhibit (a)(1)(C)

        THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

for Tender of Subordinate Voting Shares
of
CELESTICA INC.
Pursuant to the Offer to Purchase Dated October 29, 2012

THE OFFER EXPIRES AT 5:00 P.M. (EASTERN TIME) ON DECEMBER 3, 2012,
UNLESS THE OFFER IS WITHDRAWN, EXTENDED OR VARIED.

As set forth in the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender subordinate voting shares (the "Shares") of Celestica Inc. (the Corporation" or "Celestica") pursuant to the Offer (as defined below) if certificates for these Shares are not immediately available or time will not permit all documents required by the Letter of Transmittal (as defined below) to reach Computershare Investor Services Inc., as depositary (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by facsimile transmission to the office of the Depositary set forth below.

TO:	Celestica Inc.
AND TO:	Computershare Investor Services Inc., as depositary

Computershare Investor Services Inc.

By Mail
P.O. Box 7021
31 Adelaide St. E.
Toronto, ON M5C 3H2
Attention: Corporate Actions
 By Hand or by Courier
100 University Avenue, 9th Floor
Toronto, ON M5J 2Y1
Attention: Corporate Actions
 By Facsimile Transmission
Facsimile: 905-771-4082

The United States Forwarding Agent is Computershare Trust Company, N.A.
By Mail
P.O. Box 43011
Providence, RI 02940-3014
Attention: Corp Act CPU Canada

 By Hand or by Courier
250 Royall Street
Canton, MA 02021
Attention: Corp Act CPU Canada

        Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery to a facsimile number, other than as set forth above, does not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below), such signature must appear in Box K — "Signature Guarantee" in the Letter of Transmittal.

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase that accompanies this Notice of Guaranteed Delivery. In the case of any inconsistency between the terms of this Notice of Guaranteed Delivery and the Offer to Purchase, the terms of the Offer to Purchase shall prevail.

        The undersigned hereby tenders to Celestica, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 29, 2012 (the "Offer to Purchase"), the accompanying issuer bid circular (the "Circular") included therein, the related letter of transmittal (the "Letter of Transmittal") and this notice of guaranteed delivery (the "Notice of Guaranteed Delivery") (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under "Procedure for Tendering Shares". The undersigned agrees that the tender information specified in this Notice of Guaranteed Delivery will, in all circumstances, take precedence over the tender information that is specified in the related Letter of Transmittal that is subsequently deposited.

Number of Shares:	Name(s) of Registered Holder:

Certificate Nos. (if available):

(Please type or print)

Address:

Signature(s):

(Sign Here)	(Postal Code or Zip Code)
Dated:	Area Code and Telephone No.:

 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM

The Eligible Institution which completes this Notice of Guaranteed Delivery must send the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 GUARANTEE
(Not to be used for signature guarantees)

The undersigned, a Canadian Schedule I chartered bank, a Canadian trust company, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) (each such entity, an "Eligible Institution"), guarantees to deliver to the Depositary, at its address set forth above, the certificate(s) representing the Shares tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 p.m., Eastern time, on the third Trading Day after the Expiration Date. As used herein, a "Trading Day" means a day on which trading occurs on the Toronto Stock Exchange and the New York Stock Exchange.

Number of Firm:	Authorized Signature:

Address of Firm:	Name:

(Please type or print)

Title:

(Postal Code or Zip Code)
Area Code and Telephone No.:	Dated:

BOX A TYPE OF TENDER

Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered pursuant to the Purchase Price Tender. Shares are being tendered hereby pursuant to:

☐	An Auction Tender (Please complete Box B)	OR	☐	A Purchase Price Tender (Please complete Box C)

BOX B AUCTION TENDER PRICE (IN U.S. DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

This box MUST be completed if Shares are being tendered pursuant to an Auction Tender.
Check the appropriate box to indicate the Auction Tender price.

Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered pursuant to the Purchase Price Tender.

If portions of shareholdings are being tendered at different prices, use a separate Letter of Transmittal for each price specified. See Instruction 5 of the Letter of Transmittal.

☐	US$7.00	☐	US$7.10	☐	US$7.20
☐	US$7.30	☐	US$7.40	☐	US$7.50
☐	US$7.60	☐	US$7.70	☐	US$7.80
☐	US$7.90	☐	US$8.00

BOX C PURCHASE PRICE TENDER
This box MUST be completed if Shares are being tendered pursuant to a Purchase Price Tender.
The undersigned either (check one):
☐	is tendering Shares beneficially owned by the undersigned; or
☐	is a broker, dealer, commercial bank, trust company or other nominee that is tendering, for the beneficial owners thereof, Shares with respect to which it is the owner of record (list attached).

BOX D ODD LOTS (See Instruction 6)
To be completed ONLY if Shares are being tendered by or on behalf of persons beneficially owning an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date.
The undersigned either (check one):
☐	will be the beneficial owner of an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date, all of which are tendered; or
☐

is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date and is tendering all such Shares.

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  Exhibit (a)(1)(C)
DO NOT SEND SHARE CERTIFICATES WITH THIS FORM
GUARANTEE (Not to be used for signature guarantees)